UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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USA MOBILITY, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING SECURITIES
Proxies and Revocation
PROXY SOLICITATION
ADJOURNMENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS AND COMMITTEES
FEES AND SERVICES
AUDIT COMMITTEE REPORT
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
EMPLOYMENT AGREEMENT AND ARRANGEMENTS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF BUSINESS CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS
OTHER MATTERS

6677 Richmond Highway
Alexandria, VA 22306
(703) 660-6677

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 20, 2009

To the stockholders of USA Mobility, Inc.:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of USA Mobility, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 20, 2009, at 9:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Edison Room B, Alexandria, Virginia, 22314, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Your Board of Directors has fixed March 17, 2009 as the record date for determining stockholders entitled to vote at the Annual Meeting. Consequently, only holders of the Company’s common stock of record on the transfer books of the Company at the close of trading of the Company’s common stock on the NASDAQ National Market System® on March 17, 2009 will be entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009

The Company’s Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2008 (“Annual Report”) will be available on the Company’s website at http://www.usamobility.com/about_us/investor_relations/ on or before April 9, 2009 or upon request. Financial and other information about the Company is contained in the Annual Report.

You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to submit your proxy or voting instructions by telephone or over the Internet. If you choose to attend the Annual Meeting, you may then vote in person if you so desire, even though you may have executed the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

Royce Yudkoff
Chair of the Board

March 26, 2009
Alexandria, Virginia

6677 Richmond Highway
Alexandria, VA 22306
(703) 660-6677

PROXY STATEMENT

The Board of Directors (the “Board”) of USA Mobility, Inc., a Delaware corporation (“USA Mobility” or the “Company”), is soliciting your proxy. Your proxy will be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2009, at 9:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Edison Room B, Alexandria, Virginia, 22314, and at any adjournment or postponement thereof. The Proxy Statement, proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2008 will be available on April 9, 2009, upon request, to holders of record of the Company’s common stock, par value $0.0001 per share (the “common stock”), as of March 17, 2009.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company at the close of trading of the Company’s common stock on the NASDAQ National Market System® on March 17, 2009 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on March 17, 2009, the outstanding voting securities of the Company consisted of 22,832,978 shares of common stock.

Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Methods of Voting

You may:

•	Vote by marking, signing, dating, and returning a proxy card;

•	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

•	Vote by telephone by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or holder of record; or

•	Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.

If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.

Quorum and Vote Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company’s transfer agent who is also serving as Inspector of Election (“Inspector”). The Inspector will also determine whether or not a quorum is present. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies. Except with respect to the election of directors and in certain other specific circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company’s Bylaws for approval of proposals presented to stockholders. In general, the Company’s Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors.

Proxies and Revocation

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting, and at any adjournments, continuations or postponements thereof, in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	Delivering written notice of revocation to the Company, Attention: Sharon Woods Keisling, Secretary and Treasurer (“Secretary”);

•	Delivering a duly executed proxy bearing a later date to the Company; or

•	Attending the Annual Meeting and voting in person.

Any proxy which is returned using the form of proxy and which is not marked as to a particular item will be voted “FOR” the election of directors, ratification of the appointment of the independent registered public accounting firm and as the proxy holder deems advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the item not marked. The Company does not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in the State of Delaware concerning voting of shares and determination of a quorum.

PROXY SOLICITATION

The entire cost of soliciting proxies from the Company’s stockholders will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, executives and regular employees, without additional compensation, personally or by telephone. The Company has retained Georgeson Inc. (a subsidiary of Computershare Limited) to solicit proxies from brokerage firms, banks and institutional holders. Total fees relating to services provided for the proxy solicitation will be approximately $16,000.

ADJOURNMENTS

If a quorum is not present at the Annual Meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting, which might have been transacted at the Annual Meeting originally noticed. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. The Company does not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Set forth below is certain information, as of March 17, 2009, for each person nominated to the Board:

Royce Yudkoff, age 53, became a director and the chair of the Board in November 2004. He is also a member of the Compensation Committee. Prior to the merger of Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”) in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as its chair since February 2003. Since 1989, Mr. Yudkoff has been a Managing Partner of ABRY Partners, LLC, a private equity investment firm, which focuses exclusively on the media and communications sector. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC, Muzak Holdings LLC, Talent Partners, Nexstar Broadcasting Group, Inc., and Cast and Crew Entertainment Services, LLC.

Nicholas A. Gallopo, age 76, became a director of the Company in November 2004. He is the chair of the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Gallopo had been a director of Metrocall since October 2002. Mr. Gallopo is a consultant and Certified Public Accountant. He retired as a partner of Arthur Anderson LLP in 1995 after 31 years with the firm. He had also served as a director of Newman Drug Company from 1995 to 1998, a director of Wyant Corporation, formerly Hosposable Products, Inc., from 1995 to 2001 where he also served as chair of the Audit Committee, and a director of Bridge Information Systems, Inc. from 2000 to 2002.

Vincent D. Kelly, age 49, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003. Prior to this appointment, he had also served at various times as the Chief Operating Officer, Chief Financial Officer, and Executive Vice President of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly also serves as the President, CEO and director for all of the Company’s subsidiaries, except for GTES, LLC, an indirect wholly-owned subsidiary, for which Mr. Kelly is only a director.

Brian O’Reilly, age 49, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee and is the chair of the Compensation Committee. Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the Managing Director of Toronto-Dominion Bank’s Loan Syndication Group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the Managing Director of Toronto-Dominion Bank’s Media, Telecom and Technology Group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors.

Matthew Oristano, age 52, became a director of the Company in November 2004. He is a member of the Audit Committee and is chair of the Nominating and Governance Committee. Prior to the merger of Metrocall and Arch,

Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. He has served as chair of the Board and CEO of Reaction Biology Corporation, a contract biomedical research firm since March 2004. He has also been the Vice President, Treasurer and member of the Board of The Oristano Foundation since 1995, and has been a member of the Board of Crystalplex Corporation since 2004.

Thomas L. Schilling, age 45, became a director of the Company in May 2008. He was appointed Chief Financial Officer (“CFO”) of the Company in January 2005 and has served as the Chief Operating Officer and Chief Financial Officer (“COO/CFO”) since October 2007. In addition to his existing financial management duties, Mr. Schilling is responsible for technical operations (network), information technology, supply chain management and customer operations and service. Prior to joining the Company, Mr. Schilling was the CFO of Cincinnati Bell, Inc. from 2002 to August 2003. He had previously served as the CFO of Cincinnati Bell, Inc.’s Broadwing Communications subsidiary and oversaw its IT consulting services business unit from 2001 to 2002. Mr. Schilling has more than 20 years of financial and operational management experience in the communications industry, including positions with MCI, Inc. spanning eight years, and four years with Sprint Communications Co. LP. He has also served as CFO of Autotrader.com. Mr. Schilling currently serves on the Board of Pagenet Canada, Inc. Mr. Schilling also serves as the COO/CFO and director for all of the Company’s subsidiaries.

Samme L. Thompson, age 63, became a director of the Company in November 2004. He is a member of the Compensation Committee and the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Thompson had been a director of Arch since 2002. Mr. Thompson is the owner and president of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as Vice President of Corporate Strategy in July 1999 and retired from Motorola, Inc. as Senior Vice President of Global Corporate Strategy and Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc., which was the landlord of a small percentage of transmission tower sites used by the Company. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”) (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.

Recommendation of the Board:

The Board recommends a vote “FOR” the election of all nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2009. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders in order to give the stockholders a voice in the designation of auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

If the stockholders do not ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2010 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Recommendation of the Audit Committee and Board:

The Audit Committee and the Board recommend a vote “FOR” the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board met seven times during 2008. All directors attended 100% of the total number of meetings held by the Board as well as any standing committees of the Board on which they serve. While the Company encourages all members of the Board to attend the Annual Meeting, there is no formal policy as to their attendance at the Annual Meeting. All directors attended the 2008 Annual Meeting held in May 2008.

Stockholders’ Communications

The Company has not developed a formal process by which stockholders may communicate directly to the Board. The Company believes that an informal process, in which stockholder communications (or summaries thereof) are received by the Secretary for the Board’s attention and provided to the Board, has served the Board’s and the stockholders’ needs. In view of recently adopted U.S. Securities and Exchange Commission (“SEC”) disclosure requirements relating to this issue, the Board may consider developing more specific procedures. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of the Secretary of the Company.

Director Independence

The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2008 that Mr. Samme L. Thompson has relationships with companies that do business with USA Mobility.

Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005, the landlord of a small percentage of transmission tower sites used by the Company. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

For the year ended December 31, 2008 all directors are determined to be independent, with the exception of Mr. Kelly who is the Company’s CEO and Mr. Schilling who is the Company’s COO/CFO. Both are also directors of the Board.

Committees

During 2008 the Board had a standing Nominating and Governance Committee, Compensation Committee and Audit Committee as represented in the following table:

Nominating
and
	Governance	Compensation	Audit
Board of Directors	Committee	Committee	Committee
Royce Yudkoff (Chair)	M	M

Vincent D. Kelly

Nicholas A. Gallopo			C

Brian O’Reilly	M	C

Matthew Oristano	C		M

Thomas L. Schilling

Samme L. Thompson		M	M

C = Chair

M = Member

Nominating and Governance Committee

As of December 31, 2008 the members of the Nominating and Governance Committee consisted of Messrs. Oristano, O’Reilly and Yudkoff, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. Mr. Oristano served as the chair of the Nominating and Governance Committee. The Nominating and Governance Committee met three times in 2008 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter governing the activities of the Nominating and Governance Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Pursuant to its charter, the Nominating and Governance Committee’s tasks include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each Annual Meeting of Stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the size and composition of the Board, conducting succession planning regarding the CEO and other senior executive positions of the Company and leading the Board in its annual review of Board performance. The Nominating and Governance Committee may also develop and recommend to the Board corporate governance principles applicable to the Company. The Nominating and Governance Committee recommended to the Board that starting in 2008 the number of directors on the Board be reduced from eight members to seven members. The Board concurred with this recommendation at its quarterly Board meeting in February 2008.

The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understood needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Nominating and Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Nominating and Governance Committee.

The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that an informal consideration process has been adequate to date. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of the Secretary of the Company, at least six months before the next Annual Meeting to assure time for meaningful consideration by the Nominating and Governance Committee. See also “Stockholder Proposals” for Bylaw requirements for nominations.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.

Compensation Committee

As of December 31, 2008 the members of the Compensation Committee consisted of Messrs. O’Reilly, Thompson and Yudkoff, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. Mr. O’Reilly served as the chair of the Compensation Committee. The Compensation Committee shall ensure that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee met five times during 2008 and took no action by unanimous written consent in lieu of a meeting.

The Board has adopted a charter setting forth the structure, authority and responsibilities of the Compensation Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Under its charter, the responsibilities of the Compensation Committee include, at least annually, reviewing the compensation philosophy of the Company and administering the USA Mobility, Inc. Equity Incentive Plan (“Equity Plan”); approving all compensation for executives with a base salary greater than or equal to $250,000 and making recommendations for Board approval of proposed employment agreements and/or severance arrangements for such executives as recommended by the CEO; evaluating and approving all executive compensation programs, including adoption or amendment to incentive compensation and equity-based awards; and evaluating the performance of the CEO and recommending for Board approval the compensation based on such evaluation consistent with the CEO’s existing employment agreement. The Compensation Committee also recommends for Board approval the total compensation for non-executive directors. The Compensation Committee cannot delegate responsibilities relating to executive compensation. The Compensation Committee has the sole authority to retain, and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts as the Compensation Committee believes to be necessary. In 2008, the Compensation Committee engaged the services of an attorney specializing in benefits and compensation to assist in the development of the short-term and long-term incentive plans for 2009. Also in 2008, the Compensation Committee engaged the Hay Group to establish a peer group, conduct an analysis and to develop a recommendation for severance and change of control agreements for the Named Executive Officers (“NEOs”) (excluding the CEO).

Audit Committee

As of December 31, 2008 the Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisted of Messrs. Gallopo, Oristano, and Thompson, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. The Board has determined that Mr. Gallopo, who is the Audit Committee chair, is an “audit committee financial expert,” as that term is defined in the Exchange Act. The Audit Committee met six times during 2008 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter setting forth the structure, powers and responsibilities of the Audit Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Under its charter, the responsibilities of the Audit Committee include approving the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing the plans and results of the audit engagement with the independent registered public accounting firm; reviewing the Company’s critical accounting policies, the Annual and Quarterly reports on Forms 10-K and 10-Q, respectively, and the earnings releases; reviewing the adequacy of the Company’s internal accounting controls; overseeing the Company’s ethics program; and reviewing the policies and procedures regarding executives’ expense accounts.

As described under the heading “Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and is seeking ratification of the appointment at the Annual Meeting.

FEES AND SERVICES

Fees Paid to the Independent Registered Public Accounting Firm

The following table summarizes fees billed through March 17, 2009 to the Company by Grant Thornton relating to services provided for the periods stated.

	For the Year Ended December 31,
Grant Thorton LLP	2008	2007

Audit Fees(a)	$1,826,368	$2,156,680
Tax Fees(b)	—	—
Audit Related and Other Fees(c)	—	—

Total	$1,826,368	$2,156,680

(a)	The audit fees (include out-of-pocket expenses) for the years ended December 31, 2008 and 2007 were for professional services rendered during the audits of the Company’s consolidated financial statements and its internal control over financial reporting, for reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for reviews of other filings made by the Company with the SEC. In addition, the 2007 audit fees include fees for services related to the implementation of FASB Interpretation No. 48 of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes.

(b)	Tax fees consist of tax compliance, tax advice and tax planning services. No tax fees were paid to the Company’s independent registered public accounting firm in 2008 or 2007.

(c)	No audit related or other fees were paid to the Company’s independent registered public accounting firm in 2008 or 2007.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage the Company’s independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by the Company’s independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.

All audit fees in 2008 and 2007 were approved by the Audit Committee pursuant to the Company’s pre-approval policy.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the system of internal controls. Grant Thornton (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”).

The Audit Committee discussed with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the foregoing, the Audit Committee recommended to the Board the inclusion of the Company’s audited financial statements in the 2008 Form 10-K for filing with SEC.

Audit Committee:
Nicholas A. Gallopo
Matthew Oristano
Samme L. Thompson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

DIRECTOR COMPENSATION

Prior to May 3, 2006, the non-executive directors were paid annual retainers of $55,000 (payable quarterly) for service on the Board as well as any standing committees of the Board on which they serve, and the chair of the Audit Committee was paid an additional $10,000 per year (payable quarterly). These sums were payable, at the election of the director, in the form of cash, shares of common stock, or any combination thereof.

On May 3, 2006, the Board granted the non-executive directors restricted stock units (“RSUs”) in addition to cash compensation of $40,000 per year ($50,000 for the chair of the Audit Committee), payable quarterly. Such cash compensation continued to be applicable in 2007 and 2008. RSUs were granted quarterly under the Equity Plan pursuant to a Restricted Stock Unit Agreement, based upon the closing price per share of the Company’s common stock at the end of each quarter, such that each non-executive director would receive $40,000 per year of RSUs ($50,000 for the chair of the Audit Committee), to be issued on a quarterly basis.

On August 1, 2007, the Board approved an acceleration in the conversion date for existing RSUs. Existing RSUs would be converted into shares of common stock on the earlier of: (1) a director’s departure from the Board; (2) a change in control of the Company (as defined in the Equity Plan); or (3) the second trading day following the day that the Company filed its 2007 Annual Report on Form 10-K with the SEC. At December 31, 2007 there were 19,605 RSUs awarded and outstanding.

On August 1, 2007, the Board also approved that future cash distributions related to the existing RSUs will be set aside and paid in cash to each non-executive director when the RSUs are converted into shares of common stock. During the first quarter of 2008, the Company set aside $10,994 for cash distributions declared on February 13, 2008 on existing RSUs, resulting in a cumulative cash distribution total of approximately $37,000 for the then existing RSUs.

On August 1, 2007, for periods of service beginning on July 1, 2007, the Board approved that, in lieu of RSUs, each non-executive director will be granted in arrears on the first business day following the quarter of service, shares of restricted common stock (“restricted stock”) in addition to cash compensation for their service on the Board and committees thereof. The restricted stock will vest on the earlier of a change in control of the Company (as defined in the Equity Plan) or one year from the date of grant, provided, in each case, that the non-executive director maintains continuous service on the Board. Future cash distributions related to the restricted stock will be set aside and paid in cash to each non-executive director on the date the restricted stock vests.

The following table details information on the cash distributions relating to the restricted stock issued to the non-executive directors for the year ended December 31, 2008:

				Total
		Payment	Per Share	Amount
Declaration Date	Record Date	Date	Amount	(a)

February 13	February 25	March 13	$0.65	$4,409
May 2	May 19	June 19	$0.25	$3,535
July 31	August 14	September 11	$0.25	$5,274
October 29	November 14	December 10	$0.25	$5,688

Total			$1.40	$18,905

(a)	The total amount excludes forfeited cash distributions.

The following table details information on the restricted stock awarded to the non-executive directors:

	Service Period
	For the		Price Per	Restricted		Restricted
	Three Months		Share	Stock	Forfeitures	Stock
Year	Ended	Grant Date	(a)	Awarded	(b)	Total

2007	September 30	October 1	$16.87	4,299	(1,186)	3,113	(c)
	December 31	January 2	$14.30	5,068	(1,398)	3,670	(d)
2008	March 31	April 1	$7.14	8,756	(1,401)	7,355
	June 30	July 1	$7.55	6,956	—	6,956
	September 30	October 1	$11.00	4,772	—	4,772
	December 31	January 2	$11.57	4,536	—	4,536

Total				34,387	(3,985)	30,402

(a)	The quarterly restricted stock award is based on the price per share of the Company’s common stock on the last trading day prior to the quarterly award date.

(b)	In January 2008, Mr. David C. Abrams voluntarily resigned from the Board and forfeited 1,292 shares of restricted stock. In May 2008, Mr. James V. Continenza declined to stand for re-election to the Board and forfeited 2,693 shares of restricted stock.

(c)	On October 1, 2008, the shares of restricted stock granted on October 1, 2007 vested and unrestricted shares of common stock in respect of such shares were issued to the non-executive directors of the Board.

(d)	On January 2, 2009, the shares of restricted stock granted on January 2, 2008 vested and unrestricted shares of common stock in respect of such shares were issued to the non-executive directors of the Board.

These grants of shares of restricted stock will reduce the number of shares eligible for future issuance under the Equity Plan.

In January 2008, Mr. Abrams voluntarily resigned from the Board. Upon and as a result of his resignation, 2,704 RSUs were converted into shares of common stock and issued to Mr. Abrams. In addition, the related cash distributions on the RSUs were paid. Finally, 1,292 shares of restricted stock and the related cash distributions were forfeited.

The Company filed its 2007 Annual Report on Form 10-K with the SEC on March 13, 2008. On March 17, 2008 the Company converted the remaining 16,901 outstanding RSUs into an equivalent number of shares of common stock.

In May 2008, Mr. Continenza declined to stand for re-election to the Board. As a result, 2,693 shares of restricted stock and the related cash distributions were forfeited.

On October 1, 2008, 3,113 shares of restricted stock vested from the grant issued to the non-executive directors on October 1, 2007 for services performed in the third quarter of 2007. In addition, the related cash distributions on the vested restricted stock were paid in October 2008. On January 2, 2009, 3,670 shares of restricted stock vested from the grant issued to the non-executive directors on January 2, 2008 for services performed in the fourth quarter of 2007. In addition, the related cash distributions on the vested restricted stock were paid in January 2009.

Effective August 31, 2005, all directors are required to own and hold a minimum of 1,500 shares of the Company’s common stock for a period of 18 months. These shares could be shares that were already owned, shares that were acquired by the director, or restricted stock that were paid to the director for service on the Board and committees thereof. At March 17, 2009 all directors met the minimum ownership requirement.

The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors. Directors that are employed as executives of the Company are not separately compensated for service as a director.

No change in director compensation has been planned for 2009.

The Company records the quarterly equity awards in accordance with SFAS No. 123R, Share-Based Payment, (“SFAS No. 123R”). The following table sets forth the non-equity (cash based) and equity compensation earned by the non-executive directors for the year ended December 31, 2008:

Director Compensation

		Restricted	All Other
Name	Cash Fee	Stock	Compensation	Total
Royce Yudkoff(a)	$40,000	$40,000	$5,360	$85,360

James V. Continenza(b)	$10,000	$10,000	$1,758	$21,758

Nicholas A. Gallopo(c)	$50,000	$50,000	$6,700	$106,700

Brian O’Reilly(a)	$40,000	$40,000	$5,360	$85,360

Matthew Oristano(a)	$40,000	$40,000	$5,360	$85,360

Samme L. Thompson(a)	$40,000	$40,000	$5,360	$85,360

(a)	Included in the column “All Other Compensation” for each of the non-executive directors except for the Audit Committee chair, Mr. Gallopo, and Mr. Continenza is $1,759 of cash distributions earned in 2008 on previously granted RSUs and $3,601 of cash distributions earned in 2008 on previously granted restricted stock to each of the non-executive directors except for the Audit Committee chair, Mr. Gallopo. On March 17, 2008 the Company converted the remaining 2,704 outstanding RSUs into an equivalent number of shares of common stock and paid the related cash distributions of $1,759 to each non-executive director except for the Audit Committee chair, Mr. Gallopo. On October 1, 2008, 593 shares of restricted stock vested from the grant issued to each non-executive director on October 1, 2007 for services performed in the third quarter of 2007. In addition, the related cash distributions on the vested restricted stock were paid in October 2008. As of December 31, 2008, Messrs. Yudkoff, O’Reilly, Oristano and Thompson each have 4,334 shares of restricted stock outstanding for services performed during 2008 valued at the closing prices per share of the Company’s common stock at the end of each quarter. On January 2, 2009 the Company awarded Messrs. Yudkoff, O’Reilly, Oristano and Thompson each 864 shares of restricted stock for services performed during the fourth quarter of 2008 based on the closing price of the Company’s common stock at December 31, 2008. These shares were issued and recognized on January 2, 2009. The restricted stock will vest on the earlier of a change in control or one year from the date of issuance and the fair value is amortized as compensation expense over a one year period as required by SFAS No. 123R.

(b)	Included in the column “All Other Compensation” for Mr. Continenza is $1,758 of cash distributions earned in 2008 on previously granted RSUs. In May 2008, Mr. Continenza declined to stand for re-election to the Board. As a result, 2,693 shares of restricted stock and the related cash distributions were forfeited.

(c)	Included in the column “All Other Compensation” for Mr. Gallopo, the Audit Committee chair, is $2,199 of cash distributions earned in 2008 on previously granted RSUs and $4,501 of cash distributions earned in 2008 on previously granted restricted stock. On March 17, 2008, the Company converted the remaining 3,381 outstanding RSUs into an equivalent number of shares of common stock and paid the related cash distributions of $2,199 to Mr. Gallopo. On October 1, 2008, 741 shares of restricted stock vested from the grant issued to Mr. Gallopo on October 1, 2007 for services performed in the third quarter of 2007. In addition, the related cash distributions on the vested restricted stock were paid in October 2008. As of December 31, 2008, Mr. Gallopo has 5,417 shares of restricted stock outstanding for services performed during 2008 valued at the closing prices per share of the Company’s common stock at the end of each quarter. On January 2, 2009 the Company awarded Mr. Gallopo 1,080 shares of restricted stock for services performed during the fourth quarter of 2008 based on the closing price of the Company’s common stock at December 31, 2008. These shares were issued and recognized on January 2, 2009. The restricted stock will vest on the earlier of a change in control or one year from the date of issuance and the fair value is amortized as compensation expense over a one year period as required by SFAS No. 123R.

EXECUTIVE OFFICERS

Executive officers of the Company serve at the pleasure of the Board, subject in certain cases to the provisions of their employment agreements, if applicable. Set forth below is biographical information for each executive officer of the Company who is not also a director as of March 17, 2009 (Messrs. Kelly and Schilling are directors of the Company).

James H. Boso.  Mr. Boso, 61, was appointed Executive Vice President (“EVP”) of Sales of the Company in October 2005 and subsequently promoted to EVP of Sales and Marketing (“EVP, Sales & Marketing”) in July 2007. Prior to his current position, Mr. Boso was named Division President of the Western Sales Division in November 2004 with the merger of Arch and Metrocall. He was Regional Vice President for the Central Sales Region of Metrocall from July 1996 until November 2004. Mr. Boso has over 10 years in the wireless messaging industry and over 24 years in the telecommunications, broadcast and entertainment industries including serving as Vice President, Broadcast Division of Bass Brothers, Senior Vice President with Storer Communications, Inc. and the CEO of Spectravision, Inc.

Bonnie K. Culp-Fingerhut (“Ms. Culp”).  Ms. Culp, 57, was appointed EVP of Human Resources and Administration (“EVP, HR & Administration”) in October 2007. Ms. Culp was named Senior Vice President of Human Resources and Administration in November 2004 with the merger of Arch and Metrocall. She was Senior Vice President of Human Resources and Administration of Metrocall from November 1998 until November 2004. Ms. Culp has more than 25 years in the human resources field with over 10 years in the wireless messaging industry.

Thomas G. Saine.  Mr. Saine, 46, was promoted to Chief Information Officer (“CIO”) in July 2008, effective August 2008. Prior to his current position, Mr. Saine was the Chief Technology Officer (“CTO”) since October 2007. In addition, Mr. Saine currently serves as the President of GTES, LLC, an indirect wholly-owned subsidiary of USA Mobility. Mr. Saine rejoined the Company in August 2007 as Vice President of Corporate Technical Operations. Previously, Mr. Saine had served the Company as Vice President, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with the Company in 2003, Mr. Saine had served as Vice President, Network Services and CTO of Weblink Wireless, Inc. Mr. Saine has over 20 years of operations, engineering and technology management experience. Mr. Saine currently serves on the Board of GTES, Inc.

The NEOs of the Company as of December 31, 2008 consisted of Mr. Kelly, the CEO, Mr. Schilling, the COO/CFO, and the other three most highly compensated executive officers of the Company, whose annual compensation equaled or exceeded $100,000 and who served as executive officers at December 31, 2008. The other three most highly compensated executive officers of the Company are identified as Mr. Boso, Ms. Culp and Mr. Saine. Their titles are as follows: EVP, Sales & Marketing, EVP, HR & Administration and CIO, respectively. These executive officers were identified in 2007, as such, no information is reported for 2006 for these executive officers.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Objectives

For all executives of the Company, which includes the NEOs, compensation is intended to be based on the performance of the Company as determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that compensation paid to executives should be closely aligned with the short-term and long-term performance of the Company; linked to specific, measurable results that create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.

In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance goals in these areas; and

•	Focus executive performance on increasing the Company’s stock price and maximizing stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in the Company through restricted stock that is payable in common stock of the Company.

To meet these objectives the Compensation Committee also considers the strategic position of the Company in the wireless telecommunications industry. While the Company is the largest provider in the paging segment of this industry, the Company has experienced significant attrition in its subscriber base and revenues as its customers have migrated to other wireless services. These changes require a continual focus on operational efficiency and cost reductions to maximize operating cash flow and profitability. The impact of subscriber and revenue attrition has negatively impacted the price performance of the Company’s common stock since the formation of the Company in November 2004. The Company’s strategic position, the requirement for continuing cost control in order to maintain profitability and the limited number of experienced and knowledgeable paging industry executives are considered as the Compensation Committee evaluates the Company’s performance-based compensation program.

In order to implement the performance-based compensation philosophy, the Company’s compensation program for executives consists of the following elements:

	Non-Equity
Elements of Compensation	(Cash Based)	Equity

Base Salary	100%	—
All Other Compensation	100%	—
Short-Term Incentive Plan (“STIP”) Compensation(a)	100%	—
Long-Term Incentive Plan (“LTIP”) Compensation	50%	50%

(a)	The CEO’s amended and restated employment agreement dated October 30, 2008 specifies that his STIP compensation will be paid 50% in cash and 50% in common stock of the Company.

Both the STIP and LTIP compensation are based on the measurable financial performance of the Company as determined by the Compensation Committee and ratified by the Board. In designing the STIP and LTIP compensation the Compensation Committee has considered the strategic position of the Company as the largest provider in the declining paging segment of the wireless telecommunications industry. This consideration has resulted in the STIP compensation being exclusively non-equity (cash based) (except for the CEO as noted above). With respect to the LTIP compensation the Company has designed this element to include both non-equity (cash based) and equity components. The balance between non-equity (cash based) and equity compensation is evaluated annually as discussed below. To further tie compensation to performance, the LTIP compensation does not automatically award any amount of compensation unless the pre-established financial targets are achieved.

Adjustments and/or Recovery of Award Payments

The Company does not have a policy regarding the adjustment and/or recovery of STIP and LTIP payments due to restatements of previously issued financial statements.

Determination of Compensation

The Compensation Committee determines and recommends the compensation awards available to the Company’s CEO consistent with the terms of the CEO’s employment agreement. It also evaluates and approves the CEO’s recommendations on all compensation levels for all other NEOs.

To determine the appropriate range for the key elements of the compensation program, the Compensation Committee reviews management’s recommendations based on recent historical compensation survey data such as the Mercer Telecommunications Survey. The Compensation Committee reviews the structure of the Company’s various executive compensation elements and the appropriateness of the levels of base salary, STIP compensation and LTIP compensation. Consistent with the results of the recent historical information, the Company’s executive compensation program includes a fixed base salary and variable STIP and LTIP compensation, with a significant portion weighted towards the variable components. This ensures that total compensation reflects the overall success or failure of the Company and motivates executives to meet appropriate performance measures, thereby maximizing total return to stockholders.

The CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executives, excluding himself. The performance of all NEOs, including the CEO, is reviewed annually by the Compensation Committee. The Compensation Committee then evaluates and approves the CEO’s recommendations on compensation levels for all other NEOs. Annually, the Compensation Committee, without the presence of the CEO, recommends for Board approval the CEO’s incentive compensation consistent with terms of the CEO’s employment agreement. Also, consistent with the CEO’s current employment agreement discussed below, the Board may increase, but not decrease, the amounts of the CEO’s base salary.

In 2008 the Company did not benchmark its compensation levels for its executives. The Company believed that recent historical information used in 2007 was sufficient to analyze the 2008 compensation levels for its executives. The elements of compensation for 2008 did not change from the prior year’s elements of compensation.

Within its performance-based compensation program, the Company aims to compensate the NEOs in a manner that is tax effective for the Company. In practice, all of the annual compensation paid by the Company is tax-qualified under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), with the exception of the portion of the CEO’s STIP and LTIP compensation in excess of $1 million.

In 2008, the Compensation Committee engaged the Hay Group to establish a peer group, consisting of twelve companies in a similar industry and with comparable revenue1, and to develop a recommendation for severance and change of control agreements for the NEOs (excluding the CEO). The Hay Group gathered information for the NEOs from the most recent proxy statement available for these companies and recommended changes to the severance and change of control agreements for the NEOs (excluding the CEO). The Compensation Committee

1 The peer group was comprised of American Tower Corporation, Crown Castle International Corporation, Virgin Mobile USA, Inc., Centennial Communications Corp, Rural Cellular Corporation, iPCS, Inc., SBA Communications Corporation, Syniverse Holdings Inc., InPhonic, Inc., Kratos Defense & Security Solutions, Inc., Clearwire Corporation, and LLC International, Inc.

accepted the consultant’s recommendation and directed the Company to execute amended severance and change of control agreements with the NEOs (excluding the CEO) (see exhibit 10.23 in the Company’s 2008 third quarter Form 10-Q).

Given the Company’s strategic position it is very important to retain the best talent in the senior executive management team. Actual compensation for each executive (including the NEOs) is ultimately driven by the performance of the executive over time, as well as the annual performance of the Company based on criteria established by the Compensation Committee. Each year, the Company may establish LTIP compensation for certain eligible employees, including the NEOs, based upon a multiple of the participant’s annual STIP compensation. The annual STIP compensation is based on an STIP target set for the participant’s job level, using current market survey data.

Policies with Respect to Equity Compensation Awards

The Company evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights and participation units available for grant under the Company’s Equity Plan. The Company grants and records all equity incentive awards in accordance with SFAS No. 123R, which requires accounting for the transactions under the fair-value method at the date of grant.

Under the Equity Plan, the Company has the ability to issue up to a maximum 1,878,976 shares of its common stock to eligible employees and non-executive members of its Board in the form of stock options, restricted stock, stock grants or units. At December 31, 2008 1,624,622 shares of common stock were available for future grant. Restricted stock awarded under the plan entitles the stockholder to all rights of common stock ownership except that the restricted stock may not be sold, transferred, exchanged, or otherwise disposed of during the restriction period, which will be determined by the Compensation Committee.

No stock options were granted in 2008 and there are no stock options outstanding.

Elements of Compensation

Base Salary

As discussed above, the Company provides its NEOs with a base salary. Each year the Company determines base salary increases based upon the performance of the NEOs as assessed by the Compensation Committee. No formulaic base salary increases are provided to the NEOs, such as cost of living or contractual adjustments. Regarding the salaries and bonuses of the NEOs (not including the CIO and CEO), the Compensation Committee authorized a 5% salary increase effective January 1, 2009 based on its judgment to provide for executive retention during a period of revenue decline and headcount reduction.

All Other Compensation

Perquisites.  Perquisites provided to the NEOs by the Company are primarily as follows:

•	Car Allowance. The Company provides car allowances to the CEO pursuant to his employment agreement and to the EVP, Sales & Marketing, which is a customary practice for sales and marketing executives.

•	Legal Fees. In 2008, the Company provided reimbursement to the CEO for legal fees incurred relating to the renegotiation of his employment agreement.

•	Leased Housing. The Company provided a leased apartment for the COO/CFO due to the impracticality of his relocation, which was subject to tax reimbursement, in 2007 and 2006.

•	Commuting Expenses. The Company provided commuting expense reimbursement to the COO/CFO due to the impracticality of his relocation, which was subject to tax reimbursement, in 2007 and 2006.

Tax Reimbursement.  The Company, in its sole discretion, has provided tax reimbursements to the COO/CFO and EVP, Sales & Marketing on corporate perquisites for the relevant periods.

Company Contribution to Defined Contribution Plans.  For additional details, see Defined Contribution Plans.

Severance Payments / Accruals.  The Company did not pay or accrue any payments relating to Termination and Change of Control for the NEOs for the year ended December 31, 2008.

The following table summarizes all other compensation for the NEOs for the years ended December 31, 2008, 2007 and 2006:

All Other Compensation

						Company
					Cash	Contribution
					Distributions	to Defined
				Tax	Declared	Contribution
NEO	Job Title	Year	Perquisites	Reimbursement	(a)	Plans	Total
Vincent D. Kelly(b)	CEO	2008	$26,652	—	$35,160	$6,600	$68,412
		2007	$10,082	—	$140,957	$4,500	$155,539
		2006	$11,079	—	$101,795	—	$112,874

Thomas L. Schilling(c)	COO/CFO	2008	—	—	$17,580	$6,011	$23,591
		2007	$35,174	$27,089	$60,392	$2,769	$125,424
		2006	$49,043	$37,771	$41,993	$1,846	$130,653

James H. Boso(d)	EVP, Sales & Marketing	2008	$8,497	$970	$9,230	$5,500	$24,197
		2007	$6,497	—	$27,252	$4,779	$38,528

Bonnie Culp	EVP, HR & Administration	2008	—	—	$7,691	$6,836	$14,527
		2007	—	—	$23,272	$4,063	$27,335

Thomas G. Saine	CIO	2008	—	—	—	$4,106	$4,106
		2007	—	—	—	$392	$392

(a)	Cash distributions reported in 2008 represent amounts recorded for shares of restricted stock earned and vested under the 2006 LTIP (excluding 4,395 shares awarded to Mr. Saine on November 14, 2008 which were not entitled to cash distributions) as of December 31, 2008 in accordance with SFAS No. 123R, which consisted of a quarterly cash distribution of $0.65 per share declared on February 13, 2008 and quarterly cash distributions of $0.25 per share declared on May 2, 2008, July 31, 2008 and October 29, 2008. In December 2008, the Company paid a total of $430,408 to the above executives for cash distributions on vested shares of restricted stock in relation to the 2006 LTIP. These amounts were expensed from 2006 through 2008. These cash distributions were included in the amounts shown above under “Cash Distributions Declared”. Cash distributions reported for 2007 represent amounts earned for shares of restricted stock under the 2005 LTIP and 2006 LTIP but not vested in accordance with SFAS No. 123R, which consisted of quarterly cash distributions of $0.65 per share declared on February 7, 2007, May 2, 2007, August 1, 2007 and October 30, 2007. In addition, on May 2, 2007 the Company declared a special one-time cash distribution of $1.00 per share. The Company paid a total of $218,554 to the above executives for cash distributions on vested shares of restricted stock in relation to the 2005 LTIP. These amounts were expensed from 2005 through 2007 and were included in the amounts shown above under “Cash Distributions Declared”. Cash distributions reported in 2006 represent amounts recorded for shares of restricted stock under the 2005 LTIP and 2006 LTIP earned but not vested as of December 31, 2006 in accordance with SFAS No. 123R, which consisted of a special one time cash distribution of $3.00 per share declared on June 7, 2006 and a quarterly cash distribution of $0.65 per share declared on November 1, 2006.

(b)	Perquisite amounts in 2008, 2007 and 2006 were for a car allowance. In addition to the car allowance in 2008, Mr. Kelly received $16,576 of reimbursement for legal fees related to the renegotiation of his employment agreement.

(c)	Mr. Schilling did not receive any perquisite amounts in 2008. Perquisite amounts represent $22,139 in leased housing and $13,035 in commuting expenses for 2007 and $30,870 in leased housing and $18,173 in commuting expenses for 2006.

(d)	Perquisite amounts in 2008 and 2007 were for a car allowance. In addition to the car allowance in 2008, Mr. Boso received a $2,000 gift card and $970 of tax reimbursement related to this card.

Short-Term Incentive Performance (STIP) Compensation

As discussed above, the Company structures its compensation program to reward executives based on the Company’s performance and the individual executive’s contribution to that performance. This allows executives to receive STIP compensation in the event certain specified corporate performance measures are achieved. The Compensation Committee believes that the payment of the annual STIP compensation provides incentives necessary to retain executives and reward them for short-term Company performance based on the Company’s strategic position.

Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance target and target performance level and 2) the actual performance is between the target performance level and the maximum performance target. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for Cause), the executive will be eligible to receive a pro rata payment, subject to the execution of an appropriate release and other applicable and customary termination procedures.

2008 STIP

The Compensation Committee approved the 2008 STIP on December 28, 2007. The 2008 STIP is comprised of a non-equity (cash based) component that is a multiple of 2008 base salary. The pre-established performance criteria for 2008 were based on operating cash flow, total health care revenue, the number of direct subscriber units in service and average revenue per unit (“ARPU”). The NEOs were eligible for the following payments under the 2008 STIP:

				Actual
		% of	Target	Payout
NEO	Job Title	Base Salary	Payout	(a)

Vincent D. Kelly	CEO	200%	$1,200,000	$1,263,600
Thomas L. Schilling	COO/CFO	100%	$330,000	$347,490
James H. Boso	EVP, Sales & Marketing	75%	$197,000	$207,441
Bonnie Culp	EVP, HR & Administration	75%	$145,000	$152,685
Thomas G. Saine(b)	CIO	75%	$173,438	$182,630

Total			$2,045,438	$2,153,846

(a)	The Company exceeded the performance targets resulting in an actual payment of 105.3% of each NEO’s eligible 2008 STIP award. The payments were made in March 2009.

(b)	On July 16, 2008 Mr. Saine received a salary increase to $275,000 effective August 1, 2008 (prorated salary for 2008 was $231,250), which was considered in the 2008 STIP payout.

The amounts paid under the Company’s 2008 STIP program were determined based upon the Company’s actual achievement of the following performance criteria:

		Performance
		(Dollars in
		millions	Achievement
	Relative	except for	Against
Performance Criteria(a)	Weight	ARPU)	Target

Operating Cash Flow(b)	50%	$98.84	107.7%
Health Care Revenue	20%	$122.91	102.9%
Direct Subscribers	15%	2,520,332	75.7%
ARPU	15%	$8.64	130.0%

(a)	The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

(b)	Operating cash flow is calculated as revenue less operating expenses (that excludes depreciation, amortization, accretion and goodwill impairment) less capital expenditures.

Long-Term Incentive Performance (LTIP) Compensation

2006 LTIP

In 2006 the Compensation Committee provided for non-equity (cash based) and equity compensation to achieve specified targets established in the Company’s 2006 — 2010 Long Range Strategic Plan. This 2006 LTIP was designed to retain executives and reward them for achieving identified long-term strategic targets.

As discussed above, the Company believes, based on its performance-based approach to compensation, that equity ownership in the Company is important to tie the ultimate level of an executive’s compensation to the performance of the Company’s common stock, while creating an incentive for achievement of the Company’s long-range objectives. For these reasons, the Company’s executives are eligible to receive additional grants of performance-based equity compensation upon achieving performance criteria.

On February 1, 2006 (the date of grant) the Compensation Committee and the Board established the 2006 LTIP. The table below details components of the 2006 LTIP for the NEOs. The Company used the fair-value based method of accounting for the 2006 LTIP award.

For the non-equity (cash based) portion of the 2006 LTIP, the NEOs are eligible to earn up to an aggregate of $1,552,500. On November 14, 2008, the Compensation Committee and the Board awarded an additional grant of $204,400 to certain eligible executives (of which $126,000 was awarded to the CIO). Also effective November 14, 2008, the Compensation Committee and the Board amended the vesting date for the 2006 LTIP program. The vesting date for the non-equity (cash based) portion of the 2006 LTIP was amended from January 1, 2009 to December 3, 2008 with the same payout requirements as outlined below for the equity portion of the 2006 LTIP. The Compensation Committee noted that the Company’s expected operating expenses, as defined, for the calendar year 2008 would be below the pre-established target of $249.0 million2. In light of management’s performance, the Compensation Committee decided to recognize that performance with an acceleration in the vesting date of the Initial Target Award to December 3, 2008.

For the equity portion of the 2006 LTIP, the Compensation Committee and the Board awarded 127,548 shares of restricted stock to certain eligible employees (including NEOs). An additional 5,024 shares and 7,129 shares (of which 4,395 shares were awarded to the CIO) were granted during the second quarter of 2006 and the fourth quarter of 2008, respectively. The vesting date for the equity portion of the 2006 LTIP was also amended to December 3, 2008.

In addition, the NEOs are eligible for a prorated portion of the remaining 20% of the total initial 2006 LTIP award and a prorated portion of forfeitures as discretionary non-equity (cash based) and equity bonus. (See “Other Discretionary Award”).

The following table details the non-equity (cash based) and equity components of the 2006 LTIP for the NEOs:

							Number of
			Total Initial		Non-Equity		Shares of
		% of Base	LTIP	Initial	Component		Restricted	Fair Value at
		Salary	Award	Target	(Cash Based)	Equity	Stock	Grant Date
NEO	Job Title	(a)	(b)	Award	(c)	Component	(d)	(e)

Vincent D. Kelly	CEO	300%	$1,800,000	$1,440,000	$720,000	$720,000	25,114	$701,685
Thomas L. Schilling	COO/CFO	300%	$900,000	$720,000	$360,000	$360,000	12,557	$350,843
James H. Boso	EVP, Sales & Marketing	225%	$472,500	$378,000	$189,000	$189,000	6,593	$184,208
Bonnie Culp	EVP, HR & Administration	225%	$393,750	$315,000	$157,500	$157,500	5,494	$153,502
Thomas G. Saine(f)	CIO	115%	$315,000	$252,000	$126,000	$41,972	4,395	$41,972

Total			$3,881,250	$3,105,000	$1,552,500	$1,468,472	54,153	$1,432,210

(a)	Based on a multiple of 2006 base salary.

(b)	Of the total initial 2006 LTIP award, 20% has been reserved for a discretionary non-equity (cash based) and equity bonus and forfeitures were reallocated to the remaining participants (the “Additional Target Award”).

2 The Company’s actual operating expenses for calendar year 2008 as defined in the 2006 LTIP were $241.5 million, below the pre-established target of $249.0 million.

The remaining 80% is considered the “Initial Target Award” which was amortized over the 36 month vesting period as compensation expense under SFAS No. 123R.

(c)	The non-equity component (cash based) was paid to the NEOs on December 11, 2008.

(d)	The number of shares of restricted stock awarded was based on the average closing price of the Company’s common stock for the period January 25, 2006 through January 31, 2006 ($28.67).

(e)	Fair value of the restricted stock is calculated at $27.94 per share, the Company’s closing stock price on the date of grant (February 1, 2006) except for the award to Mr. Saine which was based on the Company’s closing stock price on the date of grant (November 14, 2008) of $9.55.

(f)	On November 14, 2008, the Compensation Committee and Board awarded an additional grant of restricted stock under the 2006 LTIP, which entitled Mr. Saine to 4,395 shares of restricted stock (excluding cash distributions) and $126,000 of non-equity (cash based) award.

The following table details the Company’s activity related to the equity component of the Initial Target Award under the 2006 LTIP for the NEOs.

				Number of
			Number of	Shares
		Number of	Shares Sold to	Issued	Fair Value
		Shares	the Company	Upon	Upon Vesting
NEO	Job Title	Vested	(a)	Vesting	(b)

Vincent D. Kelly	CEO	25,114	(10,599)	14,515	$165,326
Thomas L. Schilling	COO/CFO	12,557	(5,291)	7,266	$82,760
James H. Boso	EVP, Sales & Marketing	6,593	(2,492)	4,101	$46,710
Bonnie Culp	EVP, HR & Administration	5,494	(2,249)	3,245	$36,961
Thomas G. Saine	CIO	4,395	(1,515)	2,880	$32,803

Total		54,153	(22,146)	32,007	$364,560

(a)	Shares of vested restricted stock were sold to the Company in payment of required tax withholdings based on the Company’s closing stock price on the vesting date (December 3, 2008) of $11.39 per share. The shares of vested restricted stock purchased by the Company were retired and will not be reissued.

(b)	Fair value of the restricted stock is calculated at $11.39 per share, the Company’s closing stock price on the vesting date (December 3, 2008).

Any unvested shares granted under the Equity Plan were forfeited if the participant terminated employment with USA Mobility. During 2006, 2007 and 2008, 7,393 shares, 11,526 shares and 2,439 shares, respectively, were forfeited under the 2006 LTIP, resulting in a cumulative forfeiture total of 21,358 shares of restricted stock. On December 3, 2008, 118,343 shares of restricted stock from the 2006 LTIP vested, of which 42,668 shares were sold back to the Company in payment of required tax withholdings at a price per share of $11.39, the Company’s closing stock price on December 3, 2008.

Summary Compensation

The following table summarizes information concerning compensation for the NEOs for the years ended December 31, 2008, 2007 and 2006. No discretionary bonuses were paid in 2008 and 2006 and $30,000 sign-on bonus was paid to the CIO in 2007. The Company does not have a defined pension plan. No stock options were granted in 2008, 2007 or 2006 and none are outstanding.

Summary Compensation Table

					Non-Equity (Cash Based)				Equity Awards
					2008	2007	2006	2006	2006	2005	All Other
			Salary	Discretionary	STIP	STIP	STIP	LTIP	LTIP	LTIP	Compensation	Total
NEO	Job Title	Year	(a)	Bonus	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Compensation
Vincent D. Kelly(i)	CEO	2008	$600,000	—	$1,263,600	—	—	$239,760	$233,661	—	$68,412	$2,405,433
Vincent D. Kelly(j)		2007	$600,000	—	—	$1,352,400	—	$240,120	$234,012	$77,419	$155,539	$2,659,490
Vincent D. Kelly(k)(u)		2006	$600,000	—	—	—	$1,410,000	$240,120	$234,012	$330,051	$112,874	$2,927,057

Thomas L. Schilling(l)	COO/CFO	2008	$330,000	—	$347,490	—	—	$119,880	$116,831	—	$23,591	$937,792
Thomas L. Schilling(m)		2007	$315,000	—	—	$338,100	—	$120,060	$117,006	$29,032	$125,424	$1,044,622
Thomas L. Schilling(n)(u)		2006	$300,000	—	—	—	$352,500	$120,060	$117,006	$123,769	$130,653	$1,143,988

James H. Boso(o)	EVP, Sales &	2008	$262,500	—	$207,441	—	—	$62,936	$61,340	—	$24,197	$618,414
James H. Boso(p)	Marketing	2007	$250,000	—	—	$211,313	—	$63,032	$61,434	$10,968	$38,528	$635,275

Bonnie Culp(q)	EVP, HR &	2008	$192,938	—	$152,685	—	—	$52,448	$51,116	—	$14,527	$463,714
Bonnie Culp(r)	Administration	2007	$183,750	—	—	$147,919	—	$52,526	$51,193	$9,677	$27,335	$472,400

Thomas G. Saine(s)	CIO	2008	$231,250	—	$182,630	—	—	$126,000	$41,972	—	$4,106	$585,958
Thomas G. Saine(t)		2007	$62,115	$30,000	—	$29,605	—	—	—	—	$392	$122,112

(a)	Amounts represent base salaries for 2008, 2007 and 2006. Mr. Saine rejoined the Company in August 2007, and, accordingly, his 2007 annual salary was prorated. On July 16, 2008 Mr. Saine received a salary increase to $275,000 effective August 1, 2008, and, accordingly, his 2008 annual salary was prorated. Effective January 1, 2007, Mr. Schilling and Ms. Culp each received a 5% salary increase and Mr. Boso received a 19% salary increase. Effective January 1, 2008, Mr. Schilling, Mr. Boso and Ms. Culp each received a 5% salary increase and Mr. Saine received a 62% salary increase related to his promotions. Effective January 1, 2009, Mr. Schilling, Mr. Boso and Ms. Culp each received a 5% salary increase.

(b)	Amounts represent the compensation expense for the 2008 STIP, which was paid in March 2009 to the NEOs.

(c)	Amounts represent the compensation expense for the 2007 STIP, which was paid in March 2008. Mr. Saine received a prorated amount based on his respective hire date.

(d)	Amounts represent the compensation expense for the 2006 STIP, which was paid in March 2007 to the NEOs.

(e)	Amounts represent compensation expense accrued in 2008, 2007 and 2006 for the non-equity (cash based) portion of the 2006 LTIP. On November 14, 2008 the Compensation Committee and the Board approved a non-equity (cash based) award to Mr. Saine under the 2006 LTIP. Also on November 14, 2008 the Compensation Committee and the Board amended the vesting date for the 2006 LTIP from January 1, 2009 to December 3, 2008. The payment was made on December 11, 2008 to the NEOs.

(f)	Amounts represent the SFAS No. 123R expense accrued in 2008, 2007 and 2006 for the equity portion of the 2006 LTIP. The grant was fully amortized as of December 31, 2008. The fair value of the restricted stock was calculated at $27.94 per share, the closing stock price on the date of grant (February 1, 2006). On November 14, 2008 the Compensation Committee and the Board approved an equity award to Mr. Saine under the 2006 LTIP. Mr. Saine received 4,395 shares of restricted stock. The fair value of the restricted stock was calculated at $9.55 per share, the closing stock price on the date of grant (November 14, 2008). Also on November 14, 2008 the Compensation Committee and the Board amended the vesting date for the 2006 LTIP from January 1, 2009 to December 3, 2008.

(g)	Amounts represent the SFAS No. 123R expense accrued in 2007 and 2006 for the 2005 LTIP. The grant was fully amortized as of December 31, 2007 and fully vested on January 1, 2008. The fair value of the restricted stock was calculated at $26.78 per share, the closing stock price on the date of grant (June 7, 2005).

(h)	Additional information is provided in the “All Other Compensation” table.

(i)	On December 3, 2008, 25,114 shares of restricted stock were fully vested under the 2006 LTIP with an aggregate grant date fair value of approximately $701,685. The value realized on vesting of $286,048 was calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on December 3, 2008 of $11.39.

(j)	Through January 1, 2008, 22,405 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate grant date fair value of approximately $600,000. Mr. Kelly was granted 25,114 shares of restricted stock under the 2006 LTIP; as of December 31, 2007 16,750 shares of restricted stock were earned with an aggregate grant date fair value of approximately $468,024.

(k)	As of December 31, 2006, 19,514 shares and 8,375 shares of restricted stock under the 2005 LTIP and 2006 LTIP, respectively, were earned with an aggregate grant date fair value of approximately $522,581 and $234,012, respectively.

(l)	On December 3, 2008, 12,557 shares of restricted stock were fully vested under the 2006 LTIP with an aggregate grant date fair value of approximately $350,843. The value realized on vesting of $143,024 was calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on December 3, 2008 of $11.39.

(m)	Through January 1, 2008, 8,402 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate grant date fair value of approximately $225,000. Mr. Schilling was granted 12,557 shares of restricted stock under the 2006 LTIP; as of December 31, 2007 8,374 shares of restricted stock were earned with an aggregate grant date fair value of approximately $234,012.

(n)	As of December 31, 2006, 7,318 shares and 4,187 shares of restricted stock under the 2005 LTIP and 2006 LTIP, respectively, were earned with an aggregate grant date fair value of approximately $195,968 and $117,006, respectively.

(o)	On December 3, 2008, 6,593 shares of restricted stock were fully vested under the 2006 LTIP with an aggregate grant date fair value of approximately $184,208. The value realized on vesting of $75,094 was calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on December 3, 2008 of $11.39.

(p)	Through January 1, 2008, 3,174 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate grant date fair value of approximately $85,000. Mr. Boso was granted 6,593 shares of restricted stock under the 2006 LTIP; as of December 31, 2007, 4,396 shares of restricted stock were earned with an aggregate grant date fair value of approximately $122,868.

(q)	On December 3, 2008, 5,494 shares of restricted stock were fully vested under the 2006 LTIP with an aggregate grant date fair value of approximately $153,502. The value realized on vesting of $62,577 was calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on December 3, 2008 of $11.39.

(r)	Through January 1, 2008, 2,801 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate grant date fair value of approximately $75,000. Ms. Culp was granted 5,494 shares of restricted stock under the 2006 LTIP; as of December 31, 2007, 3,664 shares of restricted stock were earned with an aggregate grant date fair value of approximately $102,386.

(s)	On November 14, 2008 the Compensation Committee and the Board approved a non-equity (cash based) and equity award to Mr. Saine under the 2006 LTIP. Mr. Saine received $126,000 in a non-equity (cash based) award and 4,395 shares of restricted stock. The grant date fair value of the restricted stock was calculated at $9.55 per share, the closing stock price on the date of grant (November 14, 2008). On December 3, 2008, 4,395 shares of restricted stock were fully vested under the 2006 LTIP with an aggregate grant date fair value of approximately $41,972. The value realized on vesting of $50,059 was calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on December 3, 2008 of $11.39.

(t)	Mr. Saine rejoined the Company in August 2007, and, accordingly, was not eligible for the 2005 LTIP and 2006 LTIP in 2007.

(u)	In June 2006, the Company paid Messrs. Kelly and Schilling the awards earned under the 2005 STIP. The amounts paid to the respective executives were $1,020,000 and $225,000, respectively.

Grants of Plan-Based Awards

The following table sets forth the estimated possible non-equity (cash based) and equity payouts for the 2006 LTIP that were awarded in 2008. No stock options or other stock awards were granted in 2008 to the NEOs.

Grants Of Plan-Based Awards

			Estimated Possible Payouts Under			Estimated Possible Payouts Under
			Non-Equity Incentive Plan(a)			Equity Incentive Plan(b)			Grant Date
Fair Value of
Restricted Stock
Awards
NEO	Job Title	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(c)
Thomas G. Saine	CIO	11/14/2008	$94,500	$126,000	$126,000	3,296	4,395	4,395	$41,972

(a)	Amounts represent the cash portion under the 2006 LTIP, which vested on December 3, 2008 and were paid on December 11, 2008. The grant provides for a threshold payout of 75% of the target award if the Company’s defined operating expenses are at or below the pre-established target of $249.0 million and the target payout if the Company achieves the 2008 target for operating expense reduction. The grant does not call for a maximum payout; hence, it is the same as the target payout.

(b)	Amounts represent the shares of restricted stock granted under the 2006 LTIP, which vested on December 3, 2008. The grant provides for a threshold payout of 75% of the target award if the Company’s defined operating expenses are at or below the pre-established target of $249.0 million and the target payout if the Company achieves the 2008 target for operating expense reduction. The grant does not call for a maximum payout; hence, it is the same as the target payout. The number of shares awarded was based on the average closing price of the Company’s common stock for the period January 25, 2006 through January 31, 2006 ($28.67).

(c)	The fair value is calculated at grant date in accordance with SFAS No. 123R and is based on the Company’s closing stock price on the date of grant, November 14, 2008, of $9.55 per share.

Outstanding Equity Awards

At December 31, 2008, the NEOs do not hold any stock options or unvested shares of restricted stock.

Vested Restricted Stock

At December 31, 2008, the number of shares of vested restricted stock under the Company’s Equity Plan (comprised of the final vesting of the 2005 LTIP on January 1, 2008 and the Initial Target Award under the 2006 LTIP award) and the dollar value realized upon vesting of such shares are shown in the following table for the NEOs.

Vested Restricted Stock at December 31, 2008

		Stock Award
		Number of Shares	Value Realized on
		Acquired on Vesting	Vesting
NEO	Job Title	(a)	(b)

Vincent D. Kelly	CEO	26,982	$312,761
Thomas L. Schilling	COO/CFO	13,258	$153,049
James H. Boso	EVP, Sales & Marketing	6,859	$78,898
Bonnie Culp	EVP, HR & Administration	5,729	$65,937
Thomas G. Saine	CIO	4,395	$50,059

Total		57,223	$660,704

(a)	As of December 31, 2008, 3,070 shares of restricted stock vested under the 2005 LTIP and 54,153 shares of restricted stock vested under the 2006 LTIP Initial Target Award for the NEOs.

(b)	Value realized on vesting is calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on December 31, 2007 of $14.30 for the 2005 LTIP and December 3, 2008 of $11.39 for the 2006 LTIP Initial Target Award.

Other Discretionary Awards

In March 2009 the Compensation Committee approved the Additional Target Award provided for in the 2006 LTIP after filing of the 2008 Form 10-K with the SEC. The Additional Target Award consists of a non-equity (cash based) and equity bonus. The following table details the non-equity (cash based) and equity components of the Additional Target Award of the 2006 LTIP for the NEOs. These amounts will be reflected as 2009 compensation as the Additional Target Award was discretionary and not approved by the Compensation Committee until March 2009. The Additional Target Award was paid in March 2009.

						Number of
		Additional	Non-Equity		Number of	Shares Sold		Fair Value
		Target	Component		Shares	to the	Number of	Upon
		Award	(Cash	Equity	Awarded	Company	Shares	Issuance
NEO	Job Title	(a)	Based)	Component	(b)	(c)	Issued	(d)

Vincent D. Kelly	CEO	$699,464	$350,005	$349,459	12,189	(5,144)	7,045	$71,155
Thomas L. Schilling	COO/CFO	$349,747	$175,003	$174,744	6,095	(2,719)	3,376	$34,098
James H. Boso	EVP, Sales & Marketing	$183,620	$91,876	$91,744	3,200	(1,242)	1,958	$19,776
Bonnie Culp	EVP, HR & Administration	$152,998	$76,564	$76,434	2,666	(1,207)	1,459	$14,736
Thomas G. Saine	CIO	$63,008	$31,500	$31,508	1,099	(374)	725	$7,323

Total		$1,448,837	$724,948	$723,889	25,249	(10,686)	14,563	$147,088

(a)	The Additional Target Award is payable approximately 50% in cash and 50% in common stock. Each NEO is entitled to a prorated portion of the 20% of the total initial 2006 LTIP award and a prorated portion of the cumulative forfeitures.

(b)	The number of shares of common stock awarded was based on the average closing price of the Company’s common stock for the period January 25, 2006 through January 31, 2006 ($28.67), the price used for the Initial Target Award.

(c)	Shares of common stock were sold to the Company in payment of required tax withholdings based on the Company’s closing stock price on March 9, 2009 of $10.10 per share. The shares of common stock purchased by the Company were retired and will not be reissued.

(d)	Fair value of the common stock is calculated at $10.10 per share, the Company’s closing stock price on March 9, 2009.

The Company’s executives, along with other members of senior management, are eligible to participate in the Company’s discretionary award of stock options or shares of restricted stock. Guidelines for the number of shares of restricted stock granted to each executive are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive’s salary, STIP award, and the value of the shares of restricted stock at the time of grant. Additional grants other than the discretionary award may be made following a significant change in job responsibility. As discussed above, under the 2005 LTIP and 2006 LTIP the Compensation Committee approved the award of shares of restricted stock to certain eligible employees (including NEOs). Such awards are an important component of the compensation necessary to attract and retain talented senior executives.

Stock options granted under the Company’s Equity Plan are subject to a vesting schedule in order to provide an incentive for continued employment and an expiration date. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant. No stock options were granted in 2006, 2007 or 2008 and none are outstanding.

Defined Contribution Plans

The Company has a Section 401(k) Savings & Retirement Plan (the “401(k) Plan”) for eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Code. An employee’s elective deferrals are vested immediately and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to 50 cents for each dollar of participant contributions, up to a maximum of 4% of the participant’s annual salary and subject to certain other limits to include catch up contributions. Plan participants vest over three years in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan on the first of the month after 30 days of credited service with the Company. In 2006, 2007 and 2008, the Company incurred $7,583, $16,503 and $29,053, respectively, in matching contributions for the NEOs participating in the 401(k) Plan (the 2006 amount includes the contributions made by the Company on deferrals of the EVP, Sales & Marketing and EVP, HR & Administration which are not reflected in the All Other Compensation table). For additional information, refer to the column “Company Contributions to the Defined Contribution Plans” under the “All Other Compensation” table above.

Termination and Change of Control Arrangements

The Company believes that providing severance to each of its NEOs is an important retention tool and provides security to the executives with respect to their terms of employment. The Company’s policies on severance are intended to provide fair and equitable compensation in the event of severance of employment.

Termination and Change of Control Arrangements — CEO

On November 16, 2004, and as amended on October 30, 2008, the CEO entered into a four-year employment agreement with the Company, if not terminated by either party, which provides for severance benefits under certain events. For additional details on Termination and Change of Control for the CEO, refer to the CEO’s employment agreement discussed below.

The Company did not pay or accrue any payments relating to Termination and Change of Control for the CEO for the year ended December 31, 2008.

Termination and Change of Control Arrangements — NEOs excluding CEO

Termination Without Cause.  Effective November 17, 2004, and as amended on October 30, 2008, the Company maintains a specific Severance Pay Plan for executives (excluding the CEO), the USA Mobility, Inc. Severance Pay Plan (“Severance Plan”), for the purpose of providing severance payments on a discretionary basis to certain executives (including NEOs) who are terminated involuntarily and without cause as defined in the Severance Plan. Under the terms of the Severance Plan, the executives, not including the CEO, may receive the following benefits at the Company’s discretion, upon executing a release of claims:

(a)	A minimum of six months of base salary, plus an additional two weeks for each year of service, up to a combined maximum of 12 months;

(b)	Continued receipt of group health care benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) at the discounted employee rate for a maximum period of six months. After the end of such period, the executives can continue coverage at their expense at the COBRA rate; and

(c)	Prorated portion of the target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.

The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Plan. The benefits shall be paid in accordance with the Company’s normal payroll practices, or at the Company’s discretion may be paid in a single lump sum for the portion of the benefit that is not subject to Section 409A of the Code or in a lump sum six months following the participant’s employment termination date for the benefit that exceeds Section 401(a)(17) of the Code. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary. The benefits of the Severance Plan shall not be payable if the executive receives a similar benefit (including a severance payment of any type) from another source. The Company shall have the right to cease all benefit payments and to recover benefit payments previously made should the NEOs (excluding the CEO) breach the terms and conditions of the Severance Plan.

After January 1, 2009, in accordance with the terms of the 2009 LTIP, the executives (including NEOs but not the CEO), will be entitled to a prorated award one year after the grant date as follows:

•	Prorated portion of one hundred percent of the target award for non-equity (cash based) and equity awards, including dividend equivalent rights (if any) paid with accrued interest in cash with respect to the vested RSUs, based on the number of days the executive was continuously employed from January 1, 2009 through the termination date. In the event of a participant’s death, the participant’s estate will be eligible to receive an amount not greater than one hundred percent of the participant’s target award, based on the Compensation Committee’s determination of the Company’s achievement of the expense reduction goals and earnings before interest, taxes, depreciation, amortization and accretion. Payment will be made in the year following the participant’s death. For termination without cause or due to disability, the payment will be made on or after the third business day following the day that the Company filed its 2012 Annual Report on Form 10-K with the SEC.

Assuming that the Termination Without Cause occurred on December 31, 2008 and that the Company’s closing stock price at December 31, 2008 was $11.57, the targeted payments to the NEOs (excluding the CEO) are as follows:

			Accrued
			Vacation		2008
			Pay	Health	STIP
NEO	Job Title	Salary	(a)	Benefits	(b)	Total
Thomas L. Schilling	COO/CFO	$215,769	$15,844	$5,332	$347,490	$584,435

James H. Boso	EVP, Sales & Marketing	$262,500	$76,678	$4,040	$207,441	$550,659

Bonnie Culp	EVP, HR & Administration	$192,938	$27,162	$5,332	$152,685	$378,117

Thomas G. Saine	CIO	$158,654	$9,561	$3,195	$182,630	$354,040

(a)	These payments are based on accrued vacation hours at December 31, 2008 pursuant to the vacation policy for executives.

(b)	The Company exceeded the performance targets for 2008 resulting in 105.3% STIP payment.

Change of Control.  Assuming a Change of Control results in a Termination Without Cause affecting the NEOs (excluding the CEO and COO/CFO), they are entitled to the benefits outlined above. However, pursuant to his offer letter, the COO/CFO is entitled to one times his annual base salary, in place of the salary amounts outlined under Termination Without Cause, as replacement severance payments. (Therefore, should a Change of Control occur at December 31, 2008 the COO/CFO would be entitled to a payment of $698,666). Benefit payments would be made immediately prior to the Change of Control.

After January 1, 2009, in accordance with the terms of the 2009 LTIP, the executives (including NEOs but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change of control:

(a)	Fifty percent (50%) of the participant’s target award shall vest if a change of control occurs during either of the first two years of the Performance Period;

(b)	Seventy-five percent (75%) of the participant’s target award shall vest if a change of control occurs during the third year of the Performance Period; or

(c)	One hundred percent (100%) of the participant’s target award shall vest if a change of control occurs during the fourth year of the Performance Period.

Payment will be made on the earlier of: (1) a change in control of the Company (as defined in the Equity Plan); or (2) on or after the third business day following the day that the Company filed its 2012 Annual Report on Form 10-K with the SEC.

The Company did not pay or accrue any payments relating to Termination and Change of Control for the COO/CFO, EVP, Sales & Marketing, EVP, HR & Administration and CIO for the year ended December 31, 2008.

Compensation Recovery Policy

The Company maintains a clawback policy related to the LTIP awards, both non-equity (cash based) and equity. Under these clawback provisions, executives (including current and former NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.

In addition, the Company maintains a clawback provision regarding severance benefits. Under the clawback provision, executives (including current and former NEOs) who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is the Company’s policy to seek the reimbursement of severance benefits paid to executives (including current and former NEOs) who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreement and Release between themselves and the Company.

The Company’s Restricted Stock Agreement under the Equity Plan include a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.

EMPLOYMENT AGREEMENT AND ARRANGEMENTS

Vincent D. Kelly

Mr. Kelly entered into an employment agreement with the Company on November 16, 2004, as amended on October 30, 2008. The initial term of the agreement ended on November 15, 2007, but was automatically renewed for an additional one year period, in accordance with the terms of the agreement. In October 2008, the Compensation Committee renegotiated the CEO’s employment agreement and authorized the reimbursement of the CEO’s legal expenses in this regard. Had the employment agreement not been renegotiated it would have automatically been renewed for another one year term. Following the renegotiation, the CEO’s employment agreement was amended and restated on October 30, 2008 to commence on November 16, 2008 and end on December 31, 2012, without a provision for automatic renewal.

Under the amended and restated employment agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of the Company’s benefit plans, including fringe benefits available to the Company’s senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board shall review Mr. Kelly’s base salary annually and may increase, but not decrease, the amounts of his base salary. In addition to base salary, Mr. Kelly is eligible for an annual STIP compensation target equal to 200% of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment in the Company prior to the date such annual STIP is payable. Provided that the Company’s stock is publicly traded on a national securities exchange, the annual STIP compensation from 2009 through 2012 shall be payable one-half in cash and one-half in common stock of the Company, unless the Compensation Committee and Mr. Kelly mutually agree otherwise.

The employment agreement contains a covenant restricting Mr. Kelly from soliciting employees of the Company and its subsidiaries and from competing against the Company during Mr. Kelly’s employment and for a period of two years after the Date of Termination (as defined in the employment agreement) for any reason.

Under the employment agreement, the Company may terminate such agreement with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; at any time with “Cause” (as defined in the employment agreement); and at any time without Cause upon notice from the Company. Mr. Kelly may terminate such agreement with the Company at any time upon 60 days notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.

Disability.  The employment agreement provides that in the event of disability until the termination date, following the use of all accrued sick and personal days, the Company shall pay Mr. Kelly:

(a)	A disability benefit equal to 50% of the base salary during the disability period;

(b)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(c)	An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination; and

(d)	An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under the Company’s disability benefit plans.

Death.  The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(a)	Base salary through the date of death;

(b)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(c)	An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of death, times (ii) the full base salary then in effect payable within 45 days after the date of death; and

(d)	An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Change of Control or Without Cause or For Good Reason.  The employment agreement provides that upon a Change of Control or termination of employment, either by the Company without Cause or by Mr. Kelly for good reason, he will be entitled to:

(a)	Base salary through the date of termination payable within 10 business days;

(b)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(c)	An amount equal to the product of (i) the greater of (x) two years or (y) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination;

(d)	An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination;

(e)	An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;

(f)	Reimbursement of the cost of continuation group health coverage pursuant to COBRA for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;

(g)	Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and

(h)	Full vesting of any unvested equity awards.

If any payment or the value of any benefit received or to be received (“Payments”) by Mr. Kelly in connection with his termination of employment or contingent upon a Change of Control of the Company would be subject to any excise tax, the Company shall pay to Mr. Kelly an additional amount (“Gross-Up Payment”) such that the net amount Mr. Kelly retains, after deduction of the excise tax on such Gross-Up Payment, shall be equal to the total present value of such Payments at the time such Payments are to be made. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment. Payments made in connection with Mr. Kelly’s termination of employment will not be made prior to six months following his termination date if required by Section 409A of the Code.

Assuming that the Termination and Change of Control occurred on December 31, 2008 and the Company’s closing stock price at December 31, 2008 was $11.57, the targeted payment to the CEO is as follows:

			Change of
			Control,
			Termination
			without Cause
			or For Good
	Disability		Reason
Vincent D. Kelly CEO	(a)	Death	(b)

Other Income(c)	$175,000	—	—
Salary Benefit(d)	$2,400,000	$2,400,000	$2,400,000
Life Insurance(e)	N/A	$50,000	N/A
Accrued Vacation Pay(f)	$330,450	$333,820	$333,820
Health Benefits(g)	—	—	$22,532
2008 STIP — Non-Equity (Cash Based)(h)	$1,263,600	$1,263,600	$2,527,200
All Other Compensation(i)	—	—	$35,000

Total	$4,169,050	$4,047,420	$5,318,552

(a)	For purposes of the Disability benefits, Mr. Kelly is assumed to be disabled on June 1, 2008, with a termination date of December 31, 2008.

(b)	Should these payments be subject to any Federal, state or local excise tax, Mr. Kelly is entitled to a Gross-Up Payment. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment.

(c)	This amount assumes Mr. Kelly has been paid his pro rata base salary from November 16, 2008 (Anniversary Date) through December 31, 2008 under the “Death” and “Change of Control, Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under “Disability” scenario includes Mr. Kelly’s accrued sick and personal days as of May 31, 2008.

(d)	These amounts represent the relevant payments of base salary through the contract date (December 31, 2012) pursuant to Mr. Kelly’s employment agreement.

(e)	This is a standard benefit available to all employees.

(f)	This payment is based on accrued vacation hours at May 31, 2008 under the “Disability” scenario and at December 31, 2008 under the “Death” and “Change of Control, Termination without Cause or For Good Reason” scenarios. This is pursuant to Mr. Kelly’s contract and the vacation policy for executives.

(g)	This is the cost of continuation of health benefits provided to Mr. Kelly. At his expense, Mr. Kelly or his estate is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario.

(h)	The Company exceeded the performance targets for 2008 resulting in 105.3% STIP payment.

(i)	This is the maximum reimbursement for outplacement services.

Thomas L. Schilling

The Company employed Mr. Schilling pursuant to an offer letter dated November 30, 2004. The offer letter provides for Mr. Schilling to receive an annual base salary of $300,000, as well as an annual STIP award ranging from 50% to 100% of his base salary, which will be based on the accomplishment of predetermined goals and objectives set by the Board. In addition, the offer letter provides for Mr. Schilling to participate in the Company’s Equity Plan at a level below the CEO of the Company.

The offer letter provides for Mr. Schilling to receive a severance benefit in accordance with the Company’s Severance Plan if his employment is terminated by the Company for any reason other than for Cause (as defined in the Severance Plan), and a severance payment equal to one times his annual base salary if he is terminated as a result of a Change of Control (subject to the Severance Plan restriction on duplicate payment of severance). The offer letter contains a provision restricting Mr. Schilling from competing against the Company or soliciting employees of the Company for a period of one year following the termination of his employment. In October 2007, Mr. Schilling was appointed the COO/CFO of the Company.

James H. Boso

Mr. Boso became an employee of the Company upon the merger of Metrocall and Arch. Mr. Boso is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Bonnie Culp

Ms. Culp became an employee of the Company upon the merger of Metrocall and Arch. Ms. Culp is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Thomas G. Saine

The Company employed Mr. Saine pursuant to an offer letter dated July 24, 2007 in the role of Vice President for Corporate Technical Operations at an annual salary of $170,000 with an annual STIP award up to 40% of his base salary, based on the accomplishment of predetermined goals and objectives set by the Board. The offer included a sign-on bonus of $30,000. On October 18, 2007, Mr. Saine was promoted to CTO and on January 1, 2008, Mr. Saine received a related salary increase to $200,000. In this new role, Mr. Saine is eligible for an annual STIP award of 75% of his base salary, which will be based on the accomplishment of predetermined goals and objectives set by the Board. On July 16, 2008, Mr. Saine was promoted to CIO and received a salary increase to $275,000 effective August 1, 2008. Mr. Saine is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the Company’s Federal income tax deduction for certain executive compensation in excess of $1.0 million paid to the CEO and the four other most highly compensated executives. The $1.0 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in the Code and the applicable regulations. Awards granted under the Company’s Equity Plan, subject to certain conditions, are intended to qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of an NEO exceed $1.0 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2008 with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Company’s CD&A be included in its Proxy Statement for the year ended December 31, 2008, for filing with the SEC.

Compensation Committee:
Brian O’Reilly
Samme L. Thompson
Royce Yudkoff

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008:

•	Mr. Continenza served as chair of the Compensation Committee from January 2008 through May 2008. Mr. Continenza declined to stand for re-election to the Board. Beginning in May 2008, Mr. O’Reilly served as chair of the Compensation Committee and Messrs. Thompson and Yudkoff served as members of the Compensation Committee in 2008;

•	None of the members of the Compensation Committee were officers (or former officers) or employees of the Company or any of its subsidiaries;

•	None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $120,000 except for Mr. Thompson whose relationships with ATC (since the merger with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company, is described under “The Board of Directors and Committees,” and amounts paid by the Company to ATC (since the merger with SpectraSite, Inc.) are listed under “Certain Relationships and Related Transactions”;

•	None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	None of the Company’s executive officers were directors of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•	None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides summary information regarding beneficial ownership of the Company’s common stock as of March 17, 2009 for:

•	Each person or group who beneficially owns more than 5% of the Company’s common stock on a fully diluted basis including restricted stock granted;

•	each of the NEOs;

•	each of the directors and nominees to become a director; and

•	all of the directors and executive officers (including the NEOs) as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity through March 17, 2009. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o USA Mobility, Inc., 6677 Richmond Highway, Alexandria, VA 22306.

	Amount and
	Nature of
	Beneficial	Percentage of
Name of Beneficial Owner	Ownership	Class

Vincent D. Kelly(a)	54,192	*
Thomas L. Schilling(a)	23,878	*
James H. Boso(a)	8,157	*
Bonnie Culp(b)	1,459	*
Thomas G. Saine(a)	3,605	*
Royce Yudkoff(c)	5,397	*
Nicholas A. Gallopo(d)	8,247	*
Brian O’Reilly(e)	1,401	*
Matthew Oristano(f)	1,401	*
Samme L. Thompson(c)	5,878	*
All directors and executive officers as a group (10 persons)	113,615	*
Russell B. Faucett(g)	1,569,000	6.9%
Barclays Global Investors (Deutschland) AG(h)	2,271,968	10.0%

*	Denotes less than 1%.

(a)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 9, 2009.

(b)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 18, 2009.

(c)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2009. Included in the table above are 1,401 shares of restricted stock, which will vest on April 1, 2009.

(d)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2009. Included in the table above are 1,751 shares of restricted stock, which will vest on April 1, 2009.

(e)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 12, 2009. Included in the table above are 1,401 shares of restricted stock, which will vest on April 1, 2009.

(f)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 13, 2009. Included in the table above are 1,401 shares of restricted stock, which will vest on April 1, 2009.

(g)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on October 29, 2008. The shares reported herein include 1,028,000 shares and 541,000 shares held by Barrington Investors, L.P. and Barrington Partners, respectively both California limited partnerships. Mr. Faucett is the general partner of these two pooled investment vehicles. In such capacities, Mr. Faucett has sole voting and investment power with respect to all shares reported herein. Mr. Faucett’s address is as follows: 2001 Wilshire Boulevard, Suite 401, Santa Monica, CA 90403.

(h)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on February 6, 2009. The shares reported herein are held by the following entities which are referred to as Barclays Global Investors (Deutschland) AG: (i) Barclays Global Investors, NA with 1,433,941 shares and (ii) Barclays Global Fund Advisors with 838,027 shares. Barclays Global Investors (Deutschland) AG has sole voting and investment power with respect to all shares reported herein. The company’s address is as follows: Apianstrasse 6, D-85774, Unterfohring, Germany.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

As of November 16, 2004, two current or former members of the Board, Messrs. Samme L. Thompson and David C. Abrams, also served as directors for entities that lease transmission tower sites to the Company.

Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

Mr. Abrams was a member of the Board from November 2004 through January 2008. In January 2008, Mr. Abrams voluntarily resigned from the Board and effective January 1, 2008 is no longer a related person.

The amount of business during 2008 between the Company, as tenant, and ATC, as landlord, was $12.2 million.

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While the Company does not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, Human Resources & Administration, who will review the matter with the Audit Committee. In addition, each director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review. There were no transactions involving the Company and related persons during 2008, other than the tower leasing contract with ATC identified above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 5% of a registered class of the Company’s stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 5% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, the Company believes that, for the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 5% beneficial owners were timely met except as follows. Due to an administrative error, the grant of 4,395 shares of restricted stock to Mr. Saine on November 14, 2008 was not timely reported. This grant has since been reported.

CODE OF BUSINESS CONDUCT AND ETHICS

USA Mobility has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees including the CEO, COO/CFO, and Chief Accounting Officer/Controller. This Code of Business Conduct and Ethics may be found on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. During the period covered by this report, the Company did not request a waiver of its Code of Business Conduct and Ethics and did not grant any such waivers.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders in the year 2010 must be received by Sharon Woods Keisling, Secretary and Treasurer, USA Mobility, Inc., 6677 Richmond Highway, Alexandria, VA 22306, no later than November 27, 2009.

The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an Annual Meeting must notify the Secretary of the Company thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such Annual Meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, stockholders must notify the Secretary in writing at a time that is not before February 19, 2010 and not after March 22, 2010. These stockholder notices must set forth certain information specified in the Company’s Bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet.

The Company has filed its 2008 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report which includes the 2008 Form 10-K by writing to USA Mobility, Inc., Attn: Investor Relations, 6677 Richmond Highway, Alexandria, VA 22306. Stockholders may also obtain a copy of the 2008 Form 10-K by accessing the Company’s website at http://www.usamobility.com/about_us/investor_relations/.

By Order of the Board of Directors,

Sharon Woods Keisling
Secretary and Treasurer
March 26, 2009
Alexandria, Virginia

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 20, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/usmo • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01 — Nicholas A. Gallopo 02 — Vincent D. Kelly 03 — Brian O’Reilly 04 — Matthew Oristano 05 — Thomas L. Schilling 06 — Samme L. Thompson 07 — Royce Yudkoff Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 2. Ratification to appoint Grant Thornton LLP as the 3. In their discretion, the proxies are authorized to vote upon Company’s independent registered public accounting firm for such other business as may properly come before the the year ending December 31, 2009. meeting or any adjournments thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — USA MOBILITY, INC. FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas L. Schilling and Vincent D. Kelly (the “Proxy Committee”), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of USA Mobility, Inc. that the undersigned is entitled to vote and holds of record on March 17, 2009 at the Annual Meeting of Stockholders of USA Mobility, Inc. to be held on Wednesday, May 20, 2009, at The Westin Alexandria, 400 Courthouse Square, Edison Room B, Alexandria, VA, 22314 at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Annual Meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposal 1 and 2 and in accordance with the Proxy Committee’s discretion on such other matters that may properly come before the meeting to the extent permitted by law. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. (TO BE SIGNED ON REVERSE SIDE)